UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2012

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 Library Street, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, we entered into an employment agreement with our president, Max Shevitz, pursuant to which we agreed to pay Mr. Shevitz an annual salary of $310,000.

On February 1, 2012, we entered into an employment agreement with our chief executive officer, Dr. David C. Collins, pursuant to which we agreed to pay Dr. Collins an annual salary of $350,000.

The employment agreements that we entered into with Mr. Shevitz and Dr. Collins provide that their employment with our company is at-will and can be terminated at any time with or without cause.

The employment agreements are attached as exhibits to this current report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Learning Tree International, Inc. and Max Shevitz dated January 26, 2012

10.2	Employment Agreement by and between Learning Tree International, Inc. and Dr. David C. Collins dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 1, 2012	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Dr. David C. Collins
Dr. David C. Collins
Chief Executive Officer